                                                                      EXHIBIT 11


                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)



                                                                           Three Months Ended June 30,    Six Months Ended June 30,
                                                                              2001           2000           2001            2000
                                                                           -----------    -----------    -----------    -----------
Basic:
    Weighted average number of shares outstanding                              146,539        145,643        146,617        142,459
                                                                           -----------    -----------    -----------    -----------

    Income before extraordinary gain                                       $   104,015    $    24,103    $   187,153    $    42,034
    Extraordinary gain, net                                                         --             --             --          1,703
                                                                           -----------    -----------    -----------    -----------
    Net income                                                             $   104,015    $    24,103    $   187,153    $    43,737
                                                                           -----------    -----------    -----------    -----------

    Earnings per share:
      Before extraordinary gain                                            $       .71    $       .17    $      1.28    $       .30
      Extraordinary gain, net                                                       --             --             --            .01
                                                                           -----------    -----------    -----------    -----------
      Net income                                                           $       .71    $       .17    $      1.28    $       .31
                                                                           -----------    -----------    -----------    -----------

Diluted:
    Weighted average number of shares outstanding                              146,539        145,643        146,617        142,459
    Net effect of dilutive stock options and warrants based
      on the treasury stock method using average market price                    8,140          7,102          8,438          8,339
    Assumed conversion of $825.0 million and $1.381 billion zero coupon
      convertible senior notes                                                  18,630             --         16,741             --
                                                                           -----------    -----------    -----------    -----------
    Total                                                                      173,309        152,745        171,796        150,798
                                                                           -----------    -----------    -----------    -----------

    Income before extraordinary gain                                       $   104,015    $    24,103    $   187,153    $    42,034
    Extraordinary gain, net                                                         --             --             --          1,703
                                                                           -----------    -----------    -----------    -----------
    Net income                                                                 104,015         24,103        187,153         43,737

    Add interest expense on assumed conversion of $825.0 million and
      $1.381 billion zero coupon convertible senior notes, net of tax            5,320             --          9,316             --
                                                                           -----------    -----------    -----------    -----------
    Total                                                                  $   109,335    $    24,103    $   196,469    $    43,737
                                                                           -----------    -----------    -----------    -----------

     Earnings per share:
      Before extraordinary gain                                            $       .63    $       .16    $      1.14    $       .28
      Extraordinary gain, net                                                       --             --             --            .01
                                                                           -----------    -----------    -----------    -----------
      Net income                                                           $       .63    $       .16    $      1.14    $       .29
                                                                           -----------    -----------    -----------    -----------